                                                                                                   Exhibit FS-2 DPL

                                           DELMARVA POWER & LIGHT COMPANY
                                  ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                                              AS OF SEPTEMBER 30, 2000
                                               (Dollars in Thousands)
                                                    (Unaudited)

                                                                                 Pro Forma
                                                               Actual           Adjustments           Pro Forma
                                                            -------------      ---------------      --------------

ASSETS

Current Assets
    Cash and cash equivalents                                   $ 10,342              $ 5,715            $ 16,057
    Accounts receivable net of allowance                                                                        -
       for doubtful accounts of $8,785                           331,810                                  331,810
    Intercompany loan receivable                                  74,128                                   74,128
    Inventories, at average cost
       Fuel (coal, oil and gas)                                   26,719                                   26,719
       Materials and supplies                                     24,149                 (286)             23,863
    Prepayments                                                   21,099                 (113)             20,986
    Deferred energy supply costs                                   2,480                                    2,480
    Deferred income taxes, net                                     7,856                                    7,856
                                                            -------------      ---------------      --------------
                                                                 498,583                5,316             503,899
                                                            -------------      ---------------      --------------

Investments                                                       78,660              (27,902)             50,758
                                                            -------------      ---------------      --------------

Property, Plant and Equipment
    Electric generation                                          631,625               (4,848)            626,777
    Electric transmission and distribution                     1,434,593                                1,434,593
    Gas transmission and distribution                            269,245                                  269,245
    Other electric and gas facilities                            185,421                                  185,421
    Other property, plant, and equipment                          12,526                                   12,526
                                                            -------------      ---------------      --------------
                                                               2,533,410               (4,848)          2,528,562
    Less: Accumulated depreciation                             1,154,803              (28,642)          1,126,161
                                                            -------------      ---------------      --------------
    Net plant in service                                       1,378,607               23,794           1,402,401
    Construction work-in-progress                                 79,758               (4,348)             75,410
    Leased nuclear fuel, at amortized cost                        25,476              (13,708)             11,768
    Goodwill, net                                                 68,441                                   68,441
                                                            -------------      ---------------      --------------
                                                               1,552,282                5,738           1,558,020
                                                            -------------      ---------------      --------------

Deferred Charges and Other Assets
    Recoverable stranded costs, net                               32,965                                   32,965
    Deferred recoverable income taxes                             68,843                                   68,843
    Prepaid employee benefits costs                              159,678                                  159,678
    Unamortized debt expense                                      10,864                                   10,864
    Deferred debt refinancing costs                                8,565                                    8,565
    Other                                                         21,909                                   21,909
                                                            -------------      ---------------      --------------
                                                                 302,824                    -             302,824
                                                            -------------      ---------------      --------------
Total Assets                                                  $2,432,349             ($16,848)         $2,415,501
                                                            =============      ===============      ==============


See accompanying Notes to Consolidated Financial Statements on FS-8.

                                                                                                   Exhibit FS-2 DPL

                                           DELMARVA POWER & LIGHT COMPANY
                                  ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                                              AS OF SEPTEMBER 30, 2000
                                               (Dollars in Thousands)
                                                    (Unaudited)

                                                                                 Pro Forma
                                                               Actual           Adjustments           Pro Forma
                                                            -------------      ---------------      --------------
CAPITALIZATION AND LIABILITIES

Current Liabilities
    Long-term debt due within one year                        $    1,753                               $    1,753
    Variable rate demand bonds                                   104,830                                  104,830
    Accounts payable                                             195,295                                  195,295
    Taxes accrued                                                 56,022             $ (8,444)             47,578
    Interest accrued                                              23,352                                   23,352
    Dividends payable                                              6,134                                    6,134
    Current capital lease obligation                              12,507               (6,854)              5,653
    Above-market purchased energy contracts
       and other electric restructuring liabilities               25,313               (3,676)             21,637
    Other                                                         31,972                 (800)             31,172
                                                            -------------      ---------------      --------------
                                                                 457,178            (19,774)              437,404
                                                            -------------      ---------------      --------------

Deferred Credits and Other Liabilities
    Deferred income taxes, net                                   297,490                9,643             307,133
    Deferred investment tax credits                               24,981               (1,300)             23,681
    Long-term capital lease obligation                            13,977               (6,854)              7,123
    Above-market purchased energy contracts
       and other electric restructuring liabilities               92,220                                   92,220
    Other                                                         23,694               (1,700)             21,994
                                                            -------------      ---------------      --------------
                                                                 452,362                 (211)            452,151
                                                            -------------      ---------------      --------------

Capitalization
    Common stock: $2.25 par value;
       1,000,000 shares authorized; 1,000 shares outstanding           2                                        2
       actual and pro forma
    Additional paid-in capital                                   212,612                                  212,612
    Retained earnings                                            227,954                3,137             231,091
                                                            -------------      ---------------      --------------
       Total common stockholders' equity                         440,568                3,137             443,705
    Preferred stock not subject to mandatory redemption           89,703                                   89,703
    Preferred securities of subsidiary trust subject to
       mandatory redemption                                       70,000                                   70,000
    Long-term debt                                               922,538                                  922,538
                                                            -------------      --------------       --------------
                                                               1,522,809                3,137           1,525,946
                                                            -------------      --------------       -------------

                                                            -------------      --------------       --------------
Total Capitalization and Liabilities                          $2,432,349             ($16,848)       $  2,415,501
                                                            =============      ===============      ==============


See accompanying Notes to Consolidated Financial Statements on FS-8.